Exhibit 99.1

NEWS RELEASE

Contact: April Harper Director, Marketing & Communications Phone (610) 251-1000 aharper@triumphgroup.com	Thomas A. Quigley, III VP, Investor Relations, Mergers & Acquisition and Treasurer Phone (610) 251-1000 tquigley@triumphgroup.com

TRIUMPH REPORTS THIRD QUARTER FISCAL 2023 RESULTS

RAISES FULL YEAR GUIDANCE

BERWYN, Pa. – February 1, 2023 – Triumph Group, Inc. (NYSE: TGI) ("TRIUMPH" or the “Company”) today reported financial results for its third quarter of fiscal 2023, which ended December 31, 2022.

Third Quarter Fiscal 2023

•
Net sales of $328.9 million
•
Operating income of $35.0 million with operating margin of 11%; adjusted operating income of $35.7 million with adjusted operating margin of 11%
•
Net income of $11.0 million, or $0.08 per diluted share; adjusted net income of $8.3 million, or $0.12 per diluted share
•
Cash flow from operations was breakeven; free cash use of $5.0 million
•
Proactively pursuing comprehensive de-leveraging plan to strengthen the balance sheet

Fiscal 2023 Guidance

•
Raising net sales to a range of $1.30 billion to $1.35 billion, up from prior guidance of approximately $1.3 billion
•
Updating GAAP earnings per diluted share to a range of $1.59 to $1.79, down from prior guidance of $1.66 to $1.86 due to additional share count from the warrant distribution
•
Raising adjusted earnings per diluted share to a range of $0.48 to $0.68, up from prior guidance of $0.40 to $0.60, on increased sales volume
•
Cash used in operations of ($30.0) million to ($40.0) million; free cash use of ($55.0) million to ($65.0) million, improved from prior guidance of ($60.0) million to ($70.0) million

“We are pleased to have generated 21% organic sales growth in our continuing operations during the quarter as a result of ramping commercial OEM production rates, accelerating MRO demand, and recovering military volumes,” said Dan Crowley, TRIUMPH’s chairman, president, and chief executive officer. “As our supply chain catches up to increasing customer demand, we expect to see strong cash generation next quarter. We remain on track to meet our updated cash flow guidance as we increase profitability year over year.”

Mr. Crowley continued, "While our top-line growth is encouraging, improving our capital structure remains a priority. To that end, we recently provided stockholders with a pro rata distribution of warrants as a step towards deleveraging while we prepare to refinance our 2024 debt maturities. We continue to actively explore financing options and are confident that our comprehensive approach, underscored by the strength in our business and improving markets' conditions, will position TRIUMPH well for the future and benefit all of our stakeholders. TRIUMPH is on track to deliver profitable growth and increase shareholder value.”

Third Quarter Fiscal 2023 Overview

Excluding divestitures and exited programs, sales for the third quarter of fiscal 2023 were up 21% organically from the prior year period due to increases in commercial narrow-body production and commercial MRO and partial recovery of military rotorcraft volume.

Third quarter operating income of $35.0 million includes $0.7 million loss on sale of assets and businesses, primarily from true-up adjustments on prior divestitures. Net income for the third quarter of fiscal 2023 was $11.0 million, or $0.08 per diluted share. On an adjusted basis, net income was $8.3 million, or $0.12 per diluted share due to debt extinguishment loss of $1.4 million and warrant issuance costs of $0.9 million.

TRIUMPH’s results included the following:

($ millions except EPS)	Pre-tax	After-tax	Diluted EPS
Loss from Continuing Operations - GAAP	$11.4	$11.0
GAAP EPS Numerator Adjustments:
Warrant related items	(5.7)	(5.7)

GAAP EPS Numerator	$5.6	$5.3	$0.08
Loss on sale of assets and businesses, net	0.7	0.7	0.01
Debt extinguishment losses	1.4	1.4	0.02
Warrant issuance costs	0.9	0.9	0.01
Adjusted Income from Continuing Operations - non-GAAP *	$8.7	$8.3	$0.12

The number of shares used in computing diluted earnings per share for the third quarter of 2023 was 68.5 million.

Backlog, which represents the next 24 months of actual purchase orders with firm delivery dates or contract requirements, was $1.59 billion, up 12% from fiscal year end, after adjusting for the impact of the Stuart divestiture. This increase was primarily on commercial narrow body platforms.

For the third quarter of fiscal 2023, cash flow used in operations was breakeven.

Outlook

The Company's outlook reflects adjustments detailed in the attached tables.

The Company expects net sales for fiscal 2023 will be $1.30 billion to $1.35 billion, up from prior guidance of approximately $1.3 billion.

The Company expects GAAP fiscal 2023 earnings per diluted share of $1.59 to $1.79, down from prior guidance of $1.66 to $1.86 due to additional share count from the warrant distribution, and adjusted earnings per diluted share of $0.48 to $0.68, up from prior guidance of $0.40 to $0.60 on increased sales.

The Company expects fiscal 2023 cash used in operations of ($30.0) million to ($40.0) million and approximately $25.0 million for capital expenditures, resulting in expected free cash use of ($55.0) million to ($65.0) million, improved from prior guidance of ($60.0) million to ($70.0) million.

Conference Call

TRIUMPH will hold a conference call today, February 1st, at 8:30 a.m. (ET) to discuss the third quarter of fiscal 2023 results. The conference call will be available live and archived on the Company’s website at http://www.triumphgroup.com. A slide presentation will be included with the audio portion of the webcast, and the presentation has been posted on the Company’s website at http://ir.triumphgroup.com/QuarterlyResults. An audio replay will be available from February 1st to February 7th by calling (877) 344-7529 (Domestic) or (412) 317-0088 (International), passcode #2140903.

About TRIUMPH

TRIUMPH, headquartered in Berwyn, Pennsylvania, designs, engineers, manufactures, repairs and overhauls a broad portfolio of aerospace and defense systems, components and structures. The company serves the global aviation industry, including original equipment manufacturers and the full spectrum of military and commercial aircraft operators.

More information about TRIUMPH can be found on the Company’s website at www.triumphgroup.com.

Forward Looking Statements

Statements in this release which are not historical facts are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995, including statements of expectations of or assumptions about financial and operational performance, revenues, earnings per share, cash flow or use, cost savings and operational efficiencies and organizational restructurings. All forward-looking statements involve risks and uncertainties which could affect the Company’s actual results and could cause its actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company. Further information regarding the important factors that could cause actual results to differ from projected results can be found in Triumph Group’s reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2022.

FINANCIAL DATA (UNAUDITED) ON FOLLOWING PAGES

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
CONDENSED STATEMENTS OF OPERATIONS	2022	2021	2022	2021
Net sales	$328,855	$319,249	$985,839	$1,073,291
Cost of sales (excluding depreciation shown below)	240,201	232,328	720,663	788,341
Selling, general & administrative	44,269	42,416	156,432	152,775
Depreciation & amortization	8,624	11,659	27,115	40,035
Restructuring costs	—	4,649	2,851	13,031
Loss (gain) on sale of assets and businesses, net	720	—	(103,163)	13,629
Operating income	35,041	28,197	181,941	65,480
Interest expense and other, net	36,361	32,319	100,726	105,060
Debt extinguishment loss	1,441	1,935	1,441	11,624
Warrant remeasurement gain	(5,537)	—	(5,537)	—
Non-service defined benefit income	(8,576)	(14,400)	(25,725)	(23,127)
Income tax expense	400	1,105	3,900	4,106
Net income (loss)	$10,952	$7,238	$107,136	$(32,183)
Earnings (loss) per share - basic:
Net income (loss)	$0.17	$0.11	$1.65	$(0.50)
Weighted average common shares outstanding - basic	65,066	64,621	64,969	64,486
Earnings (loss) per share - diluted:
Net income (loss)	$0.08	$0.11	$1.53	$(0.50)
Weighted average common shares outstanding - diluted	68,454	65,096	66,346	64,486

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands, except share data)

BALANCE SHEETS	Unaudited December 31, 2022	Audited March 31, 2022
Assets
Cash and cash equivalents	$116,409	$240,878
Accounts receivable, net	179,371	178,663
Contract assets	108,646	101,828
Inventory, net	400,467	361,692
Prepaid and other current assets	18,449	19,903
Assets held for sale	—	60,104
Current assets	823,342	963,068
Property and equipment, net	162,278	169,050
Goodwill	507,714	513,722
Intangible assets, net	76,503	84,850
Other, net	27,455	30,476
Total assets	$1,597,292	$1,761,166
Liabilities & Stockholders' Deficit
Current portion of long-term debt	$3,108	$3,268
Accounts payable	166,501	161,534
Contract liabilities	40,492	171,763
Accrued expenses	160,014	208,059
Liabilities related to assets held for sale	—	57,519
Current liabilities	370,115	602,143
Long-term debt, less current portion	1,605,069	1,586,222
Accrued pension and post-retirement benefits, noncurrent	259,671	301,303
Deferred income taxes, noncurrent	7,444	7,213
Other noncurrent liabilities	43,056	51,708
Stockholders' Deficit:
Common stock, $.001 par value, 100,000,000 shares authorized, 64,995,466 and 64,629,279 shares issued	65	64
Capital in excess of par value	957,093	973,112
Treasury stock, at cost, 0 and 14,897 shares	—	(96)
Accumulated other comprehensive loss	(455,208)	(463,354)
Accumulated deficit	(1,190,013)	(1,297,149)
Total stockholders' deficit	(688,063)	(787,423)
Total liabilities and stockholders' deficit	$1,597,292	$1,761,166

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands, except share data)

	Nine Months Ended December 31,
	2022	2021
Operating Activities
Net income (loss)	$107,136	$(32,183)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	27,115	40,035
Amortization of acquired contract liability	(1,832)	(3,645)
(Gain) loss on sale of assets and businesses	(103,163)	13,629
Curtailments, settlements, and special termination benefits loss, net	—	20,046
Other amortization included in interest expense	4,857	7,502
Provision for credit losses	495	247
Warrants remeasurement gain	(6,435)	—
Share-based compensation	6,420	7,664
Changes in other assets and liabilities, excluding the effects of acquisitions and divestitures:
Trade and other receivables	(8,579)	30,060
Contract assets	(14,667)	(7,538)
Inventories	(39,829)	(5,165)
Prepaid expenses and other current assets	839	3,716
Accounts payable, accrued expenses, and contract liabilities	(63,014)	(201,476)
Accrued pension and other postretirement benefits	(25,647)	(42,195)
Other, net	4,013	(678)
Net cash used in operating activities	(112,291)	(169,981)
Investing Activities
Capital expenditures	(12,274)	(15,817)
(Payments on) proceeds from sale of assets and businesses	(6,160)	220,550
Investment in joint venture	—	(2,101)
Purchase of facility related to divested businesses	—	(21,550)
Net cash (used in) provided by investing activities	(18,434)	181,082
Financing Activities
Proceeds from issuance of long-term debt	35,000	107
Retirement of debt and finance lease obligations	(21,877)	(379,021)
Payment of deferred financing costs	—	(400)
Premium on redemption of First Lien Notes	(1,287)	(9,108)
Repurchase of shares for share-based compensation minimum tax obligation	(3,490)	(3,135)
Net cash provided by (used in) financing activities	8,346	(391,557)
Effect of exchange rate changes on cash	(2,090)	(3,287)
Net change in cash and cash equivalents	(124,469)	(383,743)
Cash and cash equivalents at beginning of period	240,878	589,882
Cash and cash equivalents at end of period	$116,409	$206,139

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
SEGMENT DATA	2022	2021	2022	2021
Net sales:
Systems & Support	$285,278	$236,281	$814,119	$743,475
Aerospace Structures	43,606	82,968	171,769	329,863
Elimination of inter-segment sales	(29)	—	(49)	(47)
	$328,855	$319,249	$985,839	$1,073,291
Operating income:
Systems & Support	$42,994	$40,567	$119,557	$114,213
Aerospace Structures	5,022	(3,512)	8,645	11,316
Corporate	(12,085)	(6,266)	60,159	(52,385)
Share-based compensation expense	(890)	(2,592)	(6,420)	(7,664)
	$35,041	$28,197	$181,941	$65,480
Operating margin %
Systems & Support	15.1%	17.2%	14.7%	15.4%
Aerospace Structures	11.5%	(4.2%)	5.0%	3.4%
Consolidated	10.7%	8.8%	18.5%	6.1%

Depreciation and amortization^:
Systems & Support	$7,419	$7,821	$22,447	$24,765
Aerospace Structures	691	3,105	3,059	12,678
Corporate	514	733	1,609	2,592
	$8,624	$11,659	$27,115	$40,035
Amortization of acquired contract liabilities:
Systems & Support	$(442)	$(938)	$(1,832)	$(3,633)
Aerospace Structures	—	—	—	(12)
	$(442)	$(938)	$(1,832)	$(3,645)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

Non-GAAP Financial Measure Disclosures

We prepare and publicly release quarterly unaudited financial statements prepared in accordance with U.S. GAAP. In accordance with Securities and Exchange Commission (the “SEC”) rules, we also disclose and discuss certain non-GAAP financial measures in our public releases. Currently, the non-GAAP financial measures that we disclose are Adjusted EBITDA, which is our net income before interest, income taxes, amortization of acquired contract liabilities, curtailments, settlements and special termination benefits, legal settlements, gains/loss on divestitures, gains/losses on warrant remeasurements, share-based compensation expense, depreciation and amortization; and Adjusted EBITDAP, which is Adjusted EBITDA, less pension & other postretirement benefits. We disclose Adjusted EBITDA and Adjusted EBITDAP on a consolidated and Adjusted EBITDAP an operating segment basis in our earnings releases, investor conference calls and filings with the SEC. The non-GAAP financial measures that we use may not be comparable to similarly titled measures reported by other companies. Also, in the future, we may disclose different non-GAAP financial measures in order to help our investors more meaningfully evaluate and compare our future results of operations to our previously reported results of operations.

We view Adjusted EBITDA and Adjusted EBITDAP as operating performance measures and as such we believe that the U.S. GAAP financial measure most directly comparable to it is net income. In calculating Adjusted EBITDA and Adjusted EBITDAP, we exclude from net income the financial items that we believe should be separately identified to provide additional analysis of the financial components of the day-to-day operation of our business. We have outlined below the type and scope of these exclusions and the material limitations on the use of these non-GAAP financial measures as a result of these exclusions. Adjusted EBITDA and Adjusted EBITDAP are not measurements of financial performance under U.S. GAAP and should not be considered as a measure of liquidity, as an alternative to net income, income from continuing operations, or as an indicator of any other measure of performance derived in accordance with U.S. GAAP. Investors and potential investors in our securities should not rely on Adjusted EBITDA or Adjusted EBITDAP as substitutes for any GAAP financial measure, including net income or income from continuing operations. In addition, we urge investors and potential investors in our securities to carefully review the reconciliation of Adjusted EBITDA and Adjusted EBITDAP to net income set forth below, in our earnings releases and in other filings with the SEC and to carefully review the U.S. GAAP financial information included as part of our Quarterly Reports on Form 10-Q and our Annual Reports on Form 10-K that are filed with the SEC, as well as our quarterly earnings releases, and compare the U.S. GAAP financial information with our Adjusted EBITDA and Adjusted EBITDAP.

Adjusted EBITDA and Adjusted EBITDAP are used by management to internally measure our operating and management performance and by investors as a supplemental financial measure to evaluate the performance of our business that, when viewed with our U.S. GAAP results and the accompanying reconciliation, we believe provides additional information that is useful to gain an understanding of the factors and trends affecting our business. We have spent more than 25 years expanding our product and service capabilities partially through acquisitions of complementary businesses. Due to the expansion of our operations, which included acquisitions, our net income has included significant charges for depreciation and amortization. Adjusted EBITDA and Adjusted EBITDAP exclude these charges and provide meaningful information about the operating performance of our business, apart from charges for depreciation and amortization. We believe the disclosure of Adjusted EBITDA and Adjusted EBITDAP helps investors meaningfully evaluate and compare our performance from quarter to quarter and from year to year. We also believe Adjusted EBITDA and Adjusted EBITDAP are measures of our ongoing operating performance because the isolation of non-cash income and expenses, such as amortization of acquired contract liabilities, depreciation and amortization, share-based compensation and non-operating items, such as interest and income taxes, provides additional information about our cost structure, and, over time, helps track our operating progress. In addition, investors, securities analysts and others have regularly relied on Adjusted EBITDA and Adjusted EBITDAP to provide a financial measure by which to compare our operating performance against that of other companies in our industry.

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

Set forth below are descriptions of the financial items that have been excluded from our net income to calculate Adjusted EBITDA and Adjusted EBITDAP and the material limitations associated with using this non-GAAP financial measure as compared to net income:

•
Gains or losses from the sale of assets or businesses may be useful for investors to consider because they reflect gains or losses from sale of operating units. We do not believe these earnings necessarily reflect the current and ongoing cash earnings related to our operations.
•
Warrants remeasurement gains or losses and warrant-related transaction costs may be useful for investors to consider because they reflect the mark-to-market changes in the fair value of our warrants and the costs associated with warrants issuance or settlement. We do not believe these earnings necessarily reflect the current and ongoing cash earnings related to our operations.
•
Consideration payable to a customer related to a divestiture may be useful for investors to consider because it reflects consideration paid to facilitate the ultimate sale of operating units. We do not believe these charges necessarily reflect the current and ongoing cash earnings related to our operations.
•
Non-service defined benefit income (inclusive of certain pension related transactions such as curtailments, settlements, early retirement or other incentives) may be useful to investors to consider because they represent the cost of post-retirement benefits to plan participants, net of the assumption of returns on the plan's assets and are not indicative of the cash paid for such benefits. We do not believe these earnings (expenses) necessarily reflect the current and ongoing cash earnings related to our operations.
•
Amortization of acquired contract liabilities may be useful for investors to consider because it represents the non-cash earnings on the fair value of below market contracts acquired through acquisitions. We do not believe these earnings necessarily reflect the current and ongoing cash earnings related to our operations.
•
Amortization expense and nonrecurring asset impairments (including goodwill, intangible asset impairments, and nonrecurring rotable inventory impairments) may be useful for investors to consider because it represents the estimated attrition of our acquired customer base and the diminishing value of tradenames, product rights, licenses, or, in the case of goodwill, other assets that are not individually identified and separately recognized under U.S. GAAP, or, in the case of nonrecurring asset impairments, the impact of unusual and nonrecurring events affecting the estimated recoverability of existing assets. We do not believe these charges necessarily reflect the current and ongoing cash charges related to our operating cost structure,
•
Share-based compensation may be useful for investors to consider because it represents a portion of the total compensation to management and the board of directors. We do not believe these charges necessarily reflect the current and ongoing cash charges related to our operating cost structure.
•
Depreciation may be useful for investors to consider because they generally represent the wear and tear on our property and equipment used in our operations. We do not believe these charges necessarily reflect the current and ongoing cash charges related to our operating cost structure.
•
The amount of interest expense and other we incur may be useful for investors to consider and may result in current cash inflows or outflows. However, we do not consider the amount of interest expense and other to be a representative component of the day-to-day operating performance of our business.
•
Income tax expense may be useful for investors to consider because it generally represents the taxes which may be payable for the period and the change in deferred income taxes during the period and may reduce the amount of funds otherwise available for use in our business. However, we do not consider the amount of income tax expense to be a representative component of the day-to-day operating performance of our business.

Management compensates for the above-described limitations of using non-GAAP measures by using a non-GAAP measure only to supplement our GAAP results and to provide additional information that is useful to gain an understanding of the factors and trends affecting our business.

Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

The following table shows our Adjusted EBITDA and Adjusted EBITDAP reconciled to our net income for the indicated periods (in thousands):

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
Adjusted Earnings before Interest, Taxes, Depreciation, Amortization, and Pension (Adjusted EBITDAP):	2022	2021	2022	2021
Net income (loss)	$10,952	$7,238	$107,136	$(32,183)
Add-back:
Income tax expense	400	1,105	3,900	4,106
Interest expense and other, net	36,361	32,319	100,726	105,060
Debt extinguishment loss	1,441	1,935	1,441	11,624
Warrant remeasurement gain	(5,537)	—	(5,537)	—
Pension charges	—	—	—	20,046
Consideration Payable to customer related to divestiture	—	—	17,185	—
Loss (gain) on sales of assets and businesses, net	720	—	(103,163)	13,629
Share-based compensation	890	2,592	6,420	7,664
Amortization of acquired contract liabilities	(442)	(938)	(1,832)	(3,645)
Depreciation and amortization	8,624	11,659	27,115	40,035
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA")	$53,409	$55,910	$153,391	$166,336
Non-service defined benefit income (excluding settlements)	(8,576)	(14,400)	(25,725)	(43,173)
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, and Pension ("Adjusted EBITDAP")	$44,833	$41,510	$127,666	$123,163
Net sales	$328,855	$319,249	$985,839	$1,073,291
Net income margin	3.3%	2.3%	10.9%	(3.0%)
Adjusted EBITDAP margin	13.7%	13.0%	13.0%	11.5%

	Three Months Ended December 31, 2022
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation, Amortization, and Pension (EBITDAP):	Total	Systems & Support	Aerospace Structures	Corporate/ Eliminations*
Net income	$10,952
Add-back:
Non-service defined benefit income	(8,576)
Income tax expense	400
Warrant remeasurement gain	(5,537)
Debt extinguishment loss	1,441
Interest expense and other, net	36,361
Operating income (loss)	$35,041	$42,994	$5,022	$(12,975)
Loss on sales of assets & businesses, net	720	—	—	720
Share-based compensation	890	—	—	890
Amortization of acquired contract liabilities	(442)	(442)	—	—
Depreciation and amortization	8,624	7,419	691	514
Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization, and Pension ("Adjusted EBITDAP")	$44,833	$49,971	$5,713	$(10,851)
Net sales	$328,855	$285,278	$43,606	$(29)
Adjusted EBITDAP margin	13.7%	17.5%	13.1%	n/a

	Nine Months Ended December 31, 2022
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation, Amortization, and Pension (EBITDAP):	Total	Systems & Support	Aerospace Structures	Corporate/ Eliminations*
Net income	$107,136
Add-back:
Non-service defined benefit income	(25,725)
Income tax expense	3,900
Warrant remeasurement gain	(5,537)
Debt extinguishment loss	1,441
Interest expense and other, net	100,726
Operating income	$181,941	$119,557	$8,645	$53,739
Gain on sales of assets & businesses, net	(103,163)	—	—	(103,163)
Consideration payable to customer related to divestiture	17,185	—	17,185	—
Share-based compensation	6,420	—	—	6,420
Amortization of acquired contract liabilities	(1,832)	(1,832)	—	—
Depreciation and amortization	27,115	22,447	3,059	1,609
Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization, and Pension ("Adjusted EBITDAP")	$127,666	$140,172	$28,889	$(41,395)
Net sales	$985,839	$814,119	$171,769	$(49)
Adjusted EBITDAP margin	13.0%	17.3%	16.8%	n/a

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

	Three Months Ended December 31, 2021
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation, Amortization, and Pension (EBITDAP):	Total	Systems & Support	Aerospace Structures	Corporate/ Eliminations*
Net income	$7,238
Add-back:
Non-service defined benefit income	(14,400)
Income tax expense	1,105
Debt extinguishment loss	1,935
Interest expense and other, net	32,319
Operating income (loss)	$28,197	$40,567	$(3,512)	$(8,858)
Share-based compensation	2,592	—	—	2,592
Amortization of acquired contract liabilities	(938)	(938)	—	—
Depreciation and amortization	11,659	7,821	3,105	733
Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization, and Pension ("Adjusted EBITDAP")	$41,510	$47,450	$(407)	$(5,533)
Net sales	$319,249	$236,281	$82,968	$—
Adjusted EBITDAP margin	13.0%	20.2%	(0.5%)	n/a

	Nine Months Ended December 31, 2021
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation, Amortization, and Pension (EBITDAP):	Total	Systems & Support	Aerospace Structures	Corporate/ Eliminations*
Net loss	$(32,183)
Add-back:
Non-service defined benefit income	(23,127)
Income tax expense	4,106
Debt extinguishment loss	11,624
Interest expense and other, net	105,060
Operating income (loss)	$65,480	$114,213	$11,316	$(60,049)
Loss on sales of assets & businesses, net	13,629	—	—	13,629
Share-based compensation	7,664	—	—	7,664
Amortization of acquired contract liabilities	(3,645)	(3,633)	(12)	—
Depreciation and amortization	40,035	24,765	12,678	2,592
Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization, and Pension ("Adjusted EBITDAP")	$123,163	$135,345	$23,982	$(36,164)
Net sales	$1,073,291	$743,475	$329,863	$(47)
Adjusted EBITDAP margin	11.5%	18.3%	7.3%	n/a

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

Adjusted income from continuing operations, before income taxes, adjusted income from continuing operations and adjusted income from continuing operations per diluted share, before non-recurring costs have been provided for consistency and comparability. These measures should not be considered in isolation or as alternatives to income from continuing operations before income taxes, income from continuing operations and income from continuing operations per diluted share presented in accordance with GAAP. The following tables reconcile income from continuing operations before income taxes, income from continuing operations, and income from continuing operations per diluted share, before non-recurring costs.

	Three Months Ended December 31, 2022
	Pre-Tax	After-Tax	Diluted EPS
Income from continuing operations - GAAP	$11,352	$10,952
GAAP EPS Numerator Adjustments:
Warrant related items	$(5,730)	(5,730)

GAAP EPS Numerator:	$5,622	$5,222	$0.08
Adjustments:
Loss on sale of assets and businesses, net	720	720	0.01
Debt extinguishment loss	1,441	1,441	0.02
Warrant issuance costs	899	899	0.01
Adjusted income from continuing operations - non-GAAP	$8,682	$8,282	$0.12

	Nine Months Ended December 31, 2022			Fiscal 2023 Diluted EPS Guidance
	Pre-Tax	After-Tax	Diluted EPS
Income from continuing operations - GAAP	$111,036	$107,136
GAAP EPS Numerator Adjustments:
Warrant related items	$(5,730)	$(5,730)

GAAP EPS Numerator:	$105,306	$101,406	$1.53	$1.59 - $1.79
Adjustments:
Gain on sale of assets and businesses, net	(103,163)	(103,163)	(1.55)	(1.42)
Restructuring costs	2,851	2,851	0.04	0.04
Consideration payable to customer related to divestiture^	17,185	17,185	0.26	0.24
Debt extinguishment loss	1,441	1,441	0.02	0.02
Warrant issuance costs	899	899	0.01	0.01
Adjusted income from continuing operations - non-GAAP	$24,519	$20,619	$0.31	$0.48 - $0.68

	Three Months Ended December 31, 2021
	Pre-Tax	After-Tax	Diluted EPS
Income from continuing operations - GAAP	$8,343	$7,238	$0.11
Adjustments:
Restructuring costs	4,649	4,649	0.07
Debt extinguishment loss	1,935	1,935	0.03
Adjusted income from continuing operations - non-GAAP	$14,927	$13,822	0.21

	Nine Months Ended December 31, 2021
	Pre-Tax	After-Tax	Diluted EPS
Loss from continuing operations - GAAP	$(28,077)	$(32,183)	$(0.50)
Adjustments:
Loss on sale of assets and businesses, net	13,629	13,629	0.21
Restructuring costs	13,031	13,031	0.20
Pension charges	20,046	20,046	0.31
Debt extinguishment loss	11,624	11,624	0.18
Adjusted income from continuing operations - non-GAAP*	$30,253	$26,147	$0.41

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

Adjusted Operating Income is defined as GAAP Operating Income, less expenses/gains associated with the Company's transformation, such as restructuring expenses, gains/losses on divestitures, impairments of goodwill and other assets. Management believes that this is useful in evaluating operating performance, but this measure should not be used in isolation. The following table reconciles our Operating income to Adjusted Operating income as noted above.

	Three Months Ended December 31,		Nine Months Ended December 31,
	2022	2021	2022	2021
Operating income - GAAP	$35,041	$28,197	$181,941	$65,480
Adjustments:
Loss (gain) on sale of assets and businesses, net	720	—	(103,163)	13,629
Restructuring costs	—	4,649	2,851	13,031
Consideration payable to customer related to divestiture	—	—	17,185	—
Adjusted operating income - non-GAAP	$35,761	$32,846	$98,814	$92,140

Cash provided by operations, is provided for consistency and comparability. We also use free cash flow as a key factor in planning for and consideration of strategic acquisitions and the repayment of debt. This measure should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating results presented in accordance with GAAP. The following table reconciles cash provided by operations to free cash flow.

	Three Months Ended December 31,		Nine Months Ended December 31,		Fiscal 2023 Guidance
$ in millions	2022	2021	2022	2021
Cash used in operating activities	$0.1	$15.5	$(112.3)	$(170.0)	$ (40.0) - $ (30.0)
Less:
Capital expenditures	(5.1)	(8.3)	(12.3)	(15.8)	~ $ (25.0)
Free cash use	$(5.0)	$7.2	$(124.6)	$(185.8)	$ (65.0) - $ (55.0)